Exhibit 10.29



                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated this 31st day of January, 2002, is made and entered into by and between NCO GROUP, INC., a Pennsylvania corporation, with its principal offices at 515 Pennsylvania Avenue, Fort Washington, PA 19034 (the "Company") and STEPHEN W. ELLIOTT, an individual, residing at 103 Interlachen Road, Blue Bell, PA 19422 (the "Employee").

1. Employment. The Employee is and has been employed by Company pursuant to a certain Employment Agreement dated May 15, 1996 which Employment Agreement terminated on May 15, 1999. The Company wishes to continue to employ the Employee as Executive Vice President and Chief Information Officer, reporting directly to the Company's Chief Executive Officer or his designee who shall be of the highest level corporate officer, as the Company's Chief Executive Officer shall designate and deem appropriate from time to time, and the Employee wishes to continue to be so employed by the Company on the terms and conditions contained in this Agreement.

2. Duties of the Employee. During the Term (as hereinafter defined) the Employee shall devote his full business time to the operations of the Company and shall perform such duties commensurate with duties of similarly situated executive officers of the Company, but specifically, the Employee's duties shall be those of the highest level corporate officer responsible for planning, implementation and operation of the Information Technology Department of the Company (the "Department"), including, but not limited to, systems infrastructure, systems analysis, programming/development and computer operations. In addition, the Employee shall perform such other duties appropriately delegated to a senior executive as the Chief Executive Officer of the Company or his designee may from time to time assign to the Employee. The Employee shall use his best efforts in the performance of his duties hereunder and to the promotion of the business and interests of the Company and any of its corporate subsidiaries or affiliated companies. The Employee's services will be conducted at Company's offices in the Fort Washington, Pennsylvania, area and at such other places as the Employee's duties may require; provided however, that Employee shall not be required by the Company to relocate his principal residence without his consent, and shall not be required to perform services in any location that is greater than twenty-five (25) miles from his principal residence, except in the course of occasional daily business travel consistent with travel requirements of other executives officers of the Company.

3. Term of Employment. The term of employment hereunder shall begin on the date hereof and shall continue for a term of five (5) years, unless sooner terminated in accordance with the terms of this Agreement (the "Term"). Unless either party elects to terminate this Agreement at the end of the Term or any Additional Term (as herein defined) by giving the other party written notice of such election at least ninety (90) days before the expiration of the Term or Additional Term, the Term of Employment shall be deemed to have been extended for an additional term of one (1) year ("Additional Term") and so forth for a maximum of five (5) automatic renewals, each commencing on the day after the expiration of the Term or Additional Term.

4. Other Employment. The Employee shall not, during his employment by the Company, act in or otherwise perform any other work or accept employment with any other person or entity in violation of his obligations under this Agreement.

5. Compensation of the Employee. As full compensation for the services rendered by the Employee pursuant to this Agreement, the Company agrees to pay and the Employee shall be entitled to the compensation set forth on the attached Exhibit "A" and to the benefits set forth below.

6.       Employee Benefits and Business Expenses.

7. A. Benefits. The Employee shall participate in the Company's medical and dental insurance plan, executive life and disability insurance plans or equivalent reimbursement for existing plans in place on the date hereof and shall be otherwise entitled to participate in all benefits available to other similarly situated executive officers of the Company. The Employee shall be entitled to such periods of paid time off (vacation and personal days) in accordance with policies of the Company for similarly situated employees but in no event less than four (4) weeks per calendar year. The Employee shall schedule such vacations in accordance with the reasonable needs of the Company. Unused vacation or personal/sick days hereunder in any year shall not be cumulative and may not be carried forward into each ensuing year. In addition, the Employee shall have the use of a car leased by the Company consistent with the quality of the automobile leased by the Company for the Employee at the commencement of the Term. The Company shall also provide automobile insurance and shall reimburse the Employee for reasonable and necessary expenses incurred in connection with the operation and maintenance of the automobile.

8. B. Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses, including lodging, tolls, beeper, reasonable cell phone expenses related to business of the Company, meals, transportation for business purposes and client entertainment, membership in trade associations incurred by the Employee in connection with his performance of services hereunder during the Term in accordance with the Company's expense authorization and approval procedures for similarly situated senior executives then in effect upon presentation to the Company of an itemized account and written proof of such expenses.

9.  7.   Death or Total Disability of the Employee.

10. A. Death. In the event of the death of the Employee during the Term or any extension thereof, this Agreement shall terminate effective as of the date of Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to the Employee's designated beneficiary or, if none, his estate, the portion, if any, of his compensation (which shall be his regular Base Salary and Bonus) due for the period up to the Employee's date of death which remains unpaid.

11. B. Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days' written notice thereof and, upon expiration of such ten (10) day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of his compensation due to the Employee (which shall be his regular Base Salary and Bonus) for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the compensation, if any, that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

12. The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Employee for a period of ninety (90) consecutive days, during the Term of this Agreement, unable or incompetent to carry out, on the basis set forth herein, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected jointly by the Company and the Employee, the cost of which examination shall be paid by the Company.

13. 8. Termination for Cause. The Company may terminate the Employee's employment relationship with the Company at any time for Cause (as hereinafter defined). Upon termination of the Employee under this Section 8, the Company shall have no obligation to the Employee for Base Salary, Bonus or other form of compensation or benefits other than (a) amounts of Base Salary accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by the Employee before the termination of employment, to the extent that the Employee would have been entitled to such reimbursement but for the termination of employment. For the purposes hereof, "Cause" shall mean any one or more of the following: (a) habitual intoxication; (b) drug addiction; (c) conviction of a felony; (d) adjudication by a court of competent jurisdiction as an incompetent; (e) violation of any reasonable rule or regulation that may be established by the Company from time to time for the conduct of the Company's business, as set forth in the Company's employee handbook after thirty (30) days written notice and opportunity to cure; (f) misappropriation of Company funds or fraudulent acts; or (g) the Employee's breach of this Agreement in any material or respect after thirty (30) days written notice and opportunity to cure.

         9. Termination without Cause. The Company may terminate the Employee's employment relationship with the Company at any time without Cause upon at least ninety (90) days' prior written notice to the Employee. Notwithstanding termination of the Employee' employment under this Section 9, the Employee shall continue to be eligible to receive and the Company shall continue to pay the Employee's Base Salary in accordance with the Company's standard payroll practices, and a prorated portion of the Bonus earned up to the date of termination, subject to Company's Board of Directors required approvals and paid at such time as all executive bonuses are paid to similarly situated executive officers and all other compensation and benefits as such amounts would have accrued through the end of the Term or Additional Term.

         10. Termination by the Employee. The Employee may terminate his employment at any time upon at least ninety (90) days' prior written notice to the Company. If the Employee terminates his employment, the Company shall have no obligation to Employee for Base Salary, Bonus or other form of compensation or benefits hereunder other than (a) amounts of Base Salary accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by the Employee before the termination of employment, to the extent that the Employee would have been entitled to such reimbursement but for the termination of employment.

         11. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the Term of his employment and any extension thereof, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         12. Restrictions. The Employee agrees that during the term of this Agreement and any extension thereof, and for a period of two (2) years after the Company ceases to pay the Employee any compensation pursuant to the terms of this Agreement, the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Chief Executive Officer of the Company, directly or indirectly:

             (a) solicit business from or perform services for, any person, company or other entity which at any time during the Employee's employment by the Company was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

             (b) solicit for employment or in any other fashion hire any of the employees of the Company;

             (c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates, other than the telecommunications or related services provided by the Company's NCI division, in all those geographic areas in which the Company or any of its affiliates does business;

             (d) use or permit his name to be used in connection with any business or enterprise engaged in the business of debt collection or any other business engaged in by the Company or any of its affiliates, other than the telecommunications or related services provided by the Company's NCI division, in all those geographic area in which the Company or any of its affiliates does business; or

             (e) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph. In the event that any provisions of this paragraph should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted to applicable law.

         13. Equitable Relief; Survival.

             (a) The Employee acknowledges that the restrictions contained in paragraphs 11 and 12 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of such paragraphs will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Effective service of process may be made upon the Employee by mail under the notice provisions contained in Section 16 hereof.

             (b) Survival of Covenants. The provisions of paragraphs 11 and 12 shall survive the termination of this Agreement.

         14. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as it deems expedient or necessary.

         15. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         16. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                        If to the Company:        515 Pennsylvania Avenue
                                                       Fort Washington, PA 19034
                                        Attn: Chief Executive Officer

                        with copy to:                  Joshua Gindin, Esquire
                                                       General Counsel
                                                       [same address as above]

                        If to the Employee:            103 Interlachen Road
                                                       Blue Bell, PA 19422

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change its address for the foregoing purposes by giving the other parties hereto notice in the manner herein set forth.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         18 Contents of Contract; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangements, written or oral, between the Employee and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

Attest:                          NCO Group, Inc.



_____________________________________[SEAL]      BY:____________________________


Witness:




_____________________________________            _______________________________
                                                       Stephen W. Elliott

                                   EXHIBIT "A"

                              EMPLOYEE COMPENSATION
                              ---------------------
                               STEPHEN W. ELLIOTT
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A. Base Salary: The Employee shall, during the Term, be paid an annual base salary (the "Base Salary") of Two Hundred Fifty Six Thousand Seven Hundred Fifty Dollars ($256,750) to be paid retroactive to January 1, 2001. The Base Salary shall be payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly. The Employee's Base Salary shall be adjusted annually, commencing January 1, 2002 by not less than the prevailing Consumer Price Index ("CPI") for the Philadelphia, Pennsylvania area.

B. Bonus: In addition to the Base Salary, the Employee shall be entitled to receive an annual bonus determined in a fair and equitable method consistent among similarly situated executive officers of the Company. The bonus shall be paid out of a bonus pool of funds established by the Company's compensation committee based on the Company's economic performance and other extenuating circumstances, if any, together with input from the Chief Executive Officer of the Company.

C. Stock Option Plan: The Employee, as part of his compensation hereunder, shall participate in the Company's Employee Stock Option Plan.